UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of
Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement

On May 3, 2013, Supernus Pharmaceuticals, Inc. (the “Company”) issued $90.0 million aggregate principal amount of 7.50% Convertible Senior Secured Notes due 2019 (the “Notes”) in a private placement in reliance on Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), for resale in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act.

The offering generated net proceeds of approximately $86.4 million.  Aggregate estimated offering expenses in connection with the transaction, including the initial purchasers’ discount of $3.2 million, were approximately $3.6 million. The Company used approximately $19.6 million to repay in full its borrowings under and terminate its secured credit facility.  The remainder of the net proceeds will be used to fund the commercialization of the Company’s approved and tentatively approved drugs, Oxtellar XR and Trokendi XR, to continue development of the Company’s pipeline products and for other general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general administrative expenses.

The Company issued the Notes under an Indenture, dated May 3, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee and Collateral Agent, which Indenture is filed hereto as Exhibit 4.1.  The Notes provide for 7.50% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2013.  Interest will accrue on the Notes from and including May 3, 2013, and the Notes will mature on May 1, 2019, unless earlier converted, redeemed or repurchased by the Company.  The Notes are convertible into the Company’s common stock (“Common Stock”) as described below.

The Notes are the Company’s senior secured obligations and (i) rank senior in right of payment to any of the indebtedness that is expressly subordinated in right of payment to the Notes; (ii) rank effectively senior to any of the unsecured indebtedness to the extent of the value of the collateral securing the Notes; (iii) rank equal in right of payment with all of the Company’s indebtedness that is not subordinated to the Notes; and (iv) are structurally subordinated to all indebtedness and liabilities, including trade payables, of the Company’s existing and future subsidiaries.

The Notes are secured by a first-priority lien, other than customary permitted liens, on substantially all of the Company’s and its domestic subsidiaries’ assets, whether now owned or hereafter acquired, including license agreements, general intangibles, accounts, instruments, investment property, intellectual property and any proceeds of the foregoing pursuant to that certain Security and Pledge Agreement, dated May 3, 2013 (the “Security Agreement”), between the Company and U.S. Bank National Association, as Collateral Agent, which is filed hereto as Exhibit 4.3.  The Indenture restricts the Company and its existing and future subsidiaries ability to make investments, including transfers of the Company’s assets that constitute collateral securing the Notes, in its existing and future foreign subsidiaries.  The Company is entitled to the release of property and other assets constituting collateral from the liens securing the Notes and the obligations thereunder (i) to enable the Company to consummate the sale, transfer, license, monetization or other disposition of such property or assets; (ii) with the consent of the holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding and affected; or (iii) pursuant to a modification or amendment of the Indenture, the Notes or the Security Agreement.  It will be an event of default under the Indenture governing the Notes if the Notes are not secured by the assets constituting collateral (other than excluded collateral) within 45 days after the closing of the offering of the Notes.

Upon conversion of a Note, if the Company has not received stockholder approval (as defined in the Indenture), a holder of Notes may surrender all or a portion of its Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date and the Company will deliver for each $1,000 principal amount of converted Notes a number of shares of Common Stock equal to the conversion rate, together with a cash payment in lieu of any fractional shares of Common Stock issuable upon conversion.  If the Company obtains stockholder approval, (i) on and after such date of approval and prior to the close of business on the business day immediately preceding November 1, 2018, a holder of Notes may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, only if one or more of the following conditions has been satisfied: (1) if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of the Company’s Common Stock exceeds the conversion price on each such trading day; (2) during the five consecutive business day period immediately following any five consecutive trading day period (the ‘‘Measurement Period’’), in which, for each trading day of that Measurement Period, the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s Common Stock on such trading day and the applicable conversion rate on such trading day; (3) upon the occurrence of specified corporate transactions; or (4) if the Company calls the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; and (ii) on and after November 1, 2018, a holder of Notes may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, at any time prior to the close of business on the business day immediately preceding the maturity date, regardless of the foregoing circumstances.   If stockholder approval has been received, the Company will settle conversion of the Notes through payment or delivery, as the case may be of cash, shares of Common Stock or a combination thereof, at its election.  The Company has no obligation to seek stockholder approval and even if it does it cannot be certain that its stockholders will grant the stockholder approval.

The conversion rate for the Notes will initially equal 188.7059 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $5.30 per share of Common Stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a ‘‘make-whole fundamental change’’ (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its notes in connection with such make-whole fundamental change as described in the Indenture.

On or after November 1, 2013, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date, the last reported sale price of the Company’s Common Stock exceeds the conversion price on each such trading day, the Company will, in certain circumstances, make an interest make-whole payment to converting holders equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding until May 1, 2017 computed using a discount rate equal to 2%.  The Company may pay an interest make-whole payment either in cash or in Common Stock, at its election.  If the Company elects to pay an interest make-whole payment in Common Stock, then the stock will be valued at 95% of the simple average of the daily volume-weighted average price (“VWAP”) per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date.  Notwithstanding the foregoing, the number of shares the Company may deliver in connection with an interest make-whole payment will not exceed 221.7294 shares per $1,000 principal amount of Notes, subject to adjustment.  If, pursuant to its election to deliver Common Stock in connection with the payment of the interest make-whole amount, the Company would be required to deliver a number of shares of Common Stock in excess of such threshold, the Company would deliver cash in lieu of shares otherwise deliverable upon conversions in excess thereof (based on the simple average of the daily VWAP for the 10 trading days ending on and including the trading day immediately preceding the conversion date).

Upon (i) the occurrence of a fundamental change (as defined in the Indenture) or (ii) if the Company calls the Notes for redemption as described below (either event, a ‘‘make-whole fundamental change’’) and a holder elects to convert its Notes in connection with such make-whole fundamental change, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares (the ‘‘Additional Shares’’) as described below.  The Company will notify holders within one business day after the first public announcement by it or a third party of an event or transaction that the Company reasonably determines would, if consummated, constitute a make-whole fundamental change.  Upon receiving notice or otherwise becoming aware of a potential make-whole fundamental change described, the Company will use commercially reasonable efforts to announce or cause the announcement of such potential make-whole fundamental change in time to deliver such notice at least 50 scheduled trading days prior to the anticipated effective date for such transaction if stockholder approval has been obtained.  The Company will notify the Trustee and holders of the effective date of any make-whole fundamental change no later than one business day after such effective date.

The number of additional shares by which the Company will increase the conversion rate will be determined based on the date on which the make-whole fundamental change occurs or becomes effective (the ‘‘Effective Date’’) and the price (the ‘‘Stock Price’’) paid (or deemed paid) per share of the Company’s Common Stock in the fundamental change.  If the holders of the Company’s common stock receive only cash in a make-whole fundamental change (i) the Stock Price shall be the cash amount paid per share and (ii) the Company will satisfy its conversion obligation to a holder that converts its Notes any time after such make-whole fundamental change by delivering to such holder, on the third business day immediately following the relevant conversion date, an amount of cash, for each $1,000 principal amount of Notes converted, equal to the product of (x) the conversion rate in effect on the relevant conversion date (as increased by the Additional Shares, if any) and (y) the Stock Price.  Otherwise, (i) the Stock Price will equal the average of the last reported sale prices of the Company’s Common Stock over the five trading day period ending on, and including, the trading day immediately preceding the Effective Date of the make-whole fundamental change and (ii) the Company will satisfy its conversion obligation to a holder that converts its Notes in connection with such make-whole fundamental change based on the conversion rate as increased by the number of Additional Shares.  In connection with a make-whole fundamental change triggered by a redemption of the Notes, the Effective Date of such make-whole fundamental change will be the date on which the Company delivers notice of the redemption.  Notwithstanding the foregoing, in no event will the conversion rate exceed the maximum conversion rate, which is 221.7294 shares per $1,000 principal amount of Notes.

If a fundamental change (as defined in the Indenture) occurs at any time, holders will have the right, at their option, to require the Company to purchase for cash any or all of the Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on a date of the Company’s choosing that is not less than 20 calendar days nor more than 35 calendar days after the date on which it delivers a fundamental change notice.  The price the Company is required to pay for a Note is equal to 100% of the principal amount of such Note plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.  Any Notes purchased by the Company will be paid for in cash.

The Company may not redeem the Notes prior to May 1, 2017.  On or after May 1, 2017, the Company may redeem for cash all, but not less than all, of the Notes if the last reported sale price of the Company’s Common Stock equals or exceeds 140% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date the Company delivers written notice of the redemption.  The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.  If the Company calls the Notes for redemption, a make-whole fundamental change will be deemed to occur and the Company will, in certain circumstances, increase the conversion rate for holders who convert their notes in connections with such make-whole fundamental change as described in the Indenture.

The description of the Indenture, the Notes and the Security Agreement above is qualified in its entirety by reference to the text of the Indenture, the Form of Note and the Security Agreement, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes and underlying Company Stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an application exemption from registration requirements.

Item 8.01	Other Events

On May 6, 2013, Supernus issued a press release announcing the closing of its offering of the Notes, a copy of which is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1 Indenture dated as of May 3, 2013 by and between Supernus Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee and Collateral Agent.

4.2 Form of 7.50% Convertible Senior Secured Note due 2019 (included in Exhibit 4.1).

4.3 Security and Pledge Agreement dated as of May 3, 2013, between the Company and U.S. Bank National Association, as Collateral Agent.

The following document is furnished as an Exhibit to Item 8.01 hereof:

99.1 Press Release, dated May 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: May 9, 2013	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

4.1	Indenture dated as of May 3, 2013 by and between
Supernus Pharmaceuticals, Inc. and U.S. Bank National
	Association, as Trustee and Collateral Agent.	Attached

4.2	Form of 7.50% Convertible Senior Secured Note due 2019	Included in Exhibit 4.1

4.3	Security and Pledge Agreement dated as of May 3, 2013
between The Company and U.S. Bank National
	Association, as Collateral Agent.	Attached

99.1	Press Release dated May 6, 2013	Attached